FOR IMMEDIATE RELEASE

MERRIMAN HOLDINGS, INC. ANNOUNCES FINANCIAL RESULTS
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2011

SAN FRANCISCO – November 15, 2011 – Merriman Holdings, Inc. (NASDAQ: MERR) today released earnings for the third quarter 2011.

Third Quarter Financial Results

o	Total revenues for the third quarter were $4.1 million, as compared to $4.2 million in third quarter of 2010.
•	Investment banking revenue was $901,000, a 68% increase from the third quarter of 2010;
•	Commission revenue was $3.8 million, a 3% decrease from the third quarter of 2010; and
•
Principal transaction revenue resulted in a loss of $910,000, of which $934,000 was due to net unrealized losses on our investment portfolio and $24,000 was attributable to net gains from our trading and proprietary operations.  This compared to a net loss of $309,000 for the same period in 2010, which was comprised of a net loss of $234,000 from our investment portfolio and a net loss of $75,000 from our trading and proprietary operations.

•	Other revenues, which consist primarily of OTCQX service fees, were $262,000, as compared to $49,000 for the same period last year.

o	Net loss from continuing operations was $1.8 million, or $0.69 per share, compared to a net loss from continuing operations of $4.5 million, or $2.22 per share, in third quarter 2010.

“We are navigating a difficult brokerage environment by eliminating legacy, profitless revenues and focusing on our rapidly growing advisory, execution and banking businesses,” said Jon Merriman, CEO of Merriman Holdings. “We have also repositioned our investment banking approach to lead with our OTCQX services and advisory practices. Our leadership position in the global OTCQX marketplace, which we believe is in the early stages of a very significant opportunity, gives us a formula for differentiation as well as a path to sustained profitability.”

Merriman continued, “The total available market of public companies around the world that are underfollowed, or not followed at all, by the banking community grows every quarter and creates an important gap for us to fill. We believe the decision to focus on this large and vital market greatly increases our opportunities to create long term shareholder value.”

Conference Call for the Third Quarter 2011 Results

Following this announcement, Merriman’s management will host a teleconference call beginning at 1:30 PM (PT) / 4:30 PM (ET) today, Tuesday, November 15, 2011, to discuss the results and related matters.  Interested listeners and participants may access the live teleconference call by dialing (877) 941-2333 or may access the live webcast at www.merrimanco.com.

About Merriman Holdings, Inc.

Merriman Capital, Inc. is an investment banking firm providing equity and options execution services, market making, and differentiated research for high growth companies. We also provide capital raising, advisory and M&A services. Merriman Capital, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. (NASDAQ: MERR) and is the leading investment banking firm for OTCQX companies. For more information, please go to http://www.merrimanco.com/.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC).

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 28, 2011 and the Form 10-Q filed on November 14, 2011. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 28, 2011 and the Form 10-Q filed on November 14, 2011 together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."
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At the Company:
Jack Thrift
Chief Financial Officer
Merriman Holdings, Inc.
(415) 248-5640

MERRIMAN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Revenues:
Commissions	$3,834,121	$3,959,937	$10,821,486	$11,402,663
Principal transactions	(910,382)	(309,422)	(417,399)	(133,261)
Investment banking	900,879	537,187	8,051,512	8,099,497
Other	261,920	49,124	557,759	413,465
Total revenues	4,086,538	4,236,826	19,013,358	19,782,364
Operating expenses:
Compensation and benefits	3,229,605	4,863,982	15,152,508	15,462,360
Brokerage and clearing fees	326,236	361,413	1,087,182	1,131,584
Professional services	421,576	456,533	1,342,679	1,195,094
Occupancy and equipment	483,834	479,205	1,407,554	1,451,045
Communications and technology	491,197	476,941	1,499,666	1,563,417
Depreciation and amortization	20,755	99,746	117,160	302,600
Travel and entertainment	200,411	303,956	747,028	955,525
Legal services and litigation settlement expense	104,322	855,286	549,681	1,867,878
Cost of underwriting capital	-	8,000	97,625	968,576
Other	492,228	874,232	1,130,565	1,587,580
Total operating expenses	5,770,164	8,779,294	23,131,648	26,485,659
Operating loss	(1,683,626)	(4,542,468)	(4,118,290)	(6,703,295)

Other income	15,000	-	26,601	29,319
Interest expense, net	(171,137)	(3,530)	(327,548)	(29,759)
Loss from continuing operations before income taxes	(1,839,763)	(4,545,998)	(4,419,237)	(6,703,735)
Income tax (expense) benefit	(2,763)	33,302	(6,107)	4,285
Loss from continuing operations	(1,842,526)	(4,512,696)	(4,425,344)	(6,699,450)
Income from discontinued operations	-	-	-	95,104
Net loss	$(1,842,526)	$(4,512,696)	$(4,425,344)	$(6,604,346)
Preferred stock cash dividend	(129,433)	(146,400)	(407,212)	(446,100)
Net loss attributable to common shareholders	$(1,971,959)	$(4,659,096)	$(4,832,556)	$(7,050,446)
Basic and diluted net income (loss) per share:
Loss from continuing operations	$(0.69)	$(2.22)	$(1.78)	$(3.47)
Income from discontinued operations	-	-	-	0.05
Net loss	$(0.69)	$(2.22)	$(1.78)	$(3.42)
Net loss attributable to common shareholders	$(0.74)	$(2.29)	$(1.94)	$(3.65)
Weighted average number of common shares:
Basic and diluted	2,652,285	2,030,584	2,485,935	1,931,781

MERRIMAN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

ASSETS	September 30,	December 31,
	2011	2010
Cash and cash equivalents	$3,534,659	$4,898,093
Securities owned:
Marketable, at fair value	2,451,905	2,401,722
Not readily marketable, at estimated fair value	832,533	2,741,452
Restricted cash	680,028	965,000
Due from clearing broker	193,171	34,072
Accounts receivable, net	395,531	1,574,644
Prepaid expenses and other assets	697,766	450,243
Total assets	$8,785,593	$13,065,226
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$205,220	$361,237
Commissions and bonus payable	1,133,884	3,240,021
Accrued expenses and other	2,113,621	2,953,747
Securities sold, not yet purchased	1,934	-
Deferred revenue	475,054	175,712
Notes payable	1,755,674	259,532
Notes payable to related parties	2,144,413	1,139,305
Total liabilities	7,829,800	8,129,554

Stockholders’ equity:
Convertible preferred stock, Series A–$0.0001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and 0 shares outstanding as of
September 30, 2011 and December 31, 2010; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series B–$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of
September 30, 2011 and December 31, 2010; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series C–$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of
September 30, 2011 and December 31, 2010; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series D–$0.0001 par value; 24,000,000 shares authorized, 23,720,916 and 23,720,916 shares issued
and 19,563,206 and 22,058,128 shares outstanding as of
September 30, 2011 and December 31, 2010, respectively;
aggregate liquidation preference of $8,412,179 prior to conversion,
and pari passu with common stock on conversion	1,957	2,206
Common stock, $0.0001 par value; 300,000,000 shares authorized;
3,009,453 and 2,384,499 shares issued and 2,980,017 and
2,355,063 shares outstanding as of September 30, 2011 and
December 31, 2010, respectively	301	239
Common stock payable	7,193	461,675
Additional paid-in capital	135,751,140	134,851,006
Treasury stock	(225,613)	(225,613)
Accumulated deficit	(134,579,185)	(130,153,841)
Total stockholders’ equity	955,793	4,935,672
Total liabilities and stockholders’ equity	$8,785,593	$13,065,226